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                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-63078) pertaining to the EZCORP, Inc. 401(k) Plan and Trust of our report dated August 18, 2004, with respect to the financial statements and schedules of the EZCORP, Inc. 401(k) Plan and Trust included in this Annual Report (Form 11-K) for the year ended September 30, 2003.

                                                           /s/ ERNST & YOUNG LLP

Austin, Texas
May 27, 2005

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